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                                                                   Exhibit 23.03
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Broadbase Software Inc.'s Registration Statement on Form S-1 of our report dated January 12, 2000 relating to the financial statements of Rubric, Inc., which appear in such Registration Statement. We also consent to the reference of us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
January 19, 2000